UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): June 3, 2011

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information discussed in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Reserve-Based Credit Facility Amendment

On June 3, 2011, we entered into a second amendment of our $350.0 million credit agreement with The Royal Bank of Scotland plc as administrative agent and a syndicate of lenders. Our lenders have agreed to extend the maturity date of the reserve-based credit facility to November 13, 2013. The current lenders and their percentage commitments in the reserve-based credit facility are The Royal Bank of Scotland plc (26.84%), BNP Paribas (21.95%), The Bank of Nova Scotia (21.95%), Societe Generale (14.63%), and ING Capital LLC (14.63%). Our lenders have also completed a semi-annual review of our borrowing base pursuant to the terms of the reserve-based credit facility. Based on this review, the borrowing base has been set by the lenders at $140.0 million.

The foregoing description of the Second Amendment to Amended and Restated Credit Agreement is qualified in its entirety by the actual amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2011, Constellation Energy Partners LLC (the “Company”) issued a press release announcing that the Company accelerated $42.0 million in debt reduction and extended its reserve-based credit facility.

A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Funds Available for Borrowing

As of June 3, 2011, we had $115.5 million in outstanding debt under our reserve-based credit facility and $24.5 million in remaining borrowing capacity.

Derivative and Financial Instruments

On June 3, 2011 we executed a transaction to reset our NYMEX fixed-for-floating price swaps to $5.75 per MMBtu for our natural gas production beginning in January 2012 through 2014. In conjunction with the transaction, we received cash payments from our swap counterparties totaling approximately $41.3 million, which were used, together with cash on hand, to reduce our outstanding debt balance under our reserve-based credit facility by $42.0 million to $115.5 million. The following tables summarize, for the periods indicated, our hedges currently in place through December 31, 2015. All of these derivatives are accounted for as mark-to-market activities.

MTM Fixed Price Swaps—NYMEX

	For the quarter ended (in MMBtu)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price
2011			2,425,000	$8.55	2,220,000	$8.45	2,220,000	$8.45	6,865,000	$8.49
2012	2,227,500	$5.75	2,227,500	$5.75	2,250,000	$5.75	2,250,000	$5.75	8,955,000	$5.75
2013	2,025,000	$5.75	2,079,500	$5.75	2,070,000	$5.75	2,038,000	$5.75	8,212,500	$5.75
2014	1,575,000	$5.75	1,592,500	$5.75	1,610,000	$5.75	1,610,000	$5.75	6,387,500	$5.75

									30,420,000

MTM Fixed Price Swaps—CenterPoint Energy Gas Transmission (East)

	For the quarter ended (in MMBtu)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price
2011			180,000	$7.93	180,000	$7.93	180,000	$7.93	540,000	$7.93

									540,000

MTM Fixed Price Basis Swaps– CenterPoint Energy Gas Transmission (East), ONEOK Gas Transportation (Oklahoma), or Southern Star Central Gas Pipeline (Texas, Oklahoma, and Kansas)

	For the quarter ended (in MMBtu)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Weighted Average $	Volume	Weighted Average $	Volume	Weighted Average $	Volume	Weighted Average $	Volume	Weighted Average $
2011			1,823,324	$0.65	1,703,467	$0.62	1,393,700	$0.68	4,920,491	$0.65
2012	1,502,800	$0.58	1,427,100	$0.59	1,352,900	$0.61	1,295,900	$0.62	5,578,700	$0.60
2013	1,245,400	$0.40	1,192,900	$0.40	1,145,700	$0.40	1,104,400	$0.40	4,688,400	$0.40
2014	1,053,465	$0.40	1,010,529	$0.40	971,508	$0.40	939,067	$0.40	3,974,569	$0.40

									19,162,160

MTM Fixed Price Basis Swaps–West Texas Intermediate (WTI)

	For the quarter ended (in Bbls)
	March 31,		June 30,		Sept 30,		Dec 31,		Total
	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price	Volume	Average Price
2011			5,852	$110.10	16,545	$110.10	15,278	$110.10	37,675	$110.10
2012	14,183	$108.00	13,262	$108.00	12,520	$108.00	11,881	$108.00	51,846	$108.00
2013	11,298	$104.32	10,720	$104.32	10,197	$104.32	9,743	$104.32	41,958	$104.32
2014	9,317	$102.25	8,959	$102.25	8,652	$102.25	8,367	$102.25	35,295	$102.25
2015	8,095	$101.10	7,834	$101.10	7,588	$101.10	7,326	$101.10	30,843	$101.10

									197,617

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Amended and Restated Credit Agreement dated as of June 3, 2011, among Constellation Energy Partners LLC, as borrower, The Royal Bank of Scotland plc, as administrative agent, and the lenders party thereto.

Exhibit 99.1	Press release dated June 3, 2011, publicly announcing that the Company accelerated $42.0 million in debt reduction and extended the maturity date of its reserve-based credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: June 3, 2011	By:	/S/ CHARLES C. WARD
Charles C. Ward
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Amended and Restated Credit Agreement dated as of June 3, 2011, among Constellation Energy Partners LLC, as borrower, The Royal Bank of Scotland plc, as administrative agent, and the lenders party thereto.

Exhibit 99.1	Press release dated June 3, 2011, publicly announcing that the Company accelerated $42.0 million in debt reduction and extended the maturity date of its reserve-based credit facility.